Comparison of change in value of $10,000 investment in Dreyfus Massachusetts Intermediate Municipal Bond Fund with the Lehman Brothers 7-Year Municipal Bond Index and the Lehman Brothers 10-Year Municipal Bond Index

EXHIBIT A:

                              Lehman      Lehman
                Dreyfus       Brothers    Brothers
             Massachusetts    7-Year     10-Year
              Intermediate   Municipal   Municipal
   PERIOD      Municipal       Bond        Bond
               Bond Fund      Index *     Index *

  6/26/92       10,000        10,000      10,000
  3/31/93       10,885        10,776      10,898
  3/31/94       11,231        11,097      11,205
  3/31/95       11,706        11,801      12,047
  3/31/96       12,551        12,753      13,116
  3/31/97       13,051        13,342      13,800
  3/31/98       14,177        14,546      15,233
  3/31/99       14,922        15,406      16,188
  3/31/00       14,925        15,497      16,265
  3/31/01       16,285        17,070      18,015
  3/31/02       16,641        17,670      18,643

* Source: Lehman Brothers